UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On August 5, 2024, Permian Resources Corporation (NYSE: PR) (the “Company”) issued a press release announcing the final results and expiration of the previously announced cash tender offer of Permian Resources Operating, LLC, a subsidiary of the Company (the “Issuer”), for any and all of the Issuer’s outstanding 7.75% Senior Notes due 2026 (the “Tender Offer”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated August 5, 2024, announcing the final results and expiration of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	August 5, 2024

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